UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

MENLO THERAPEUTICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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YOUR VOTE IS IMPORTANT PLEASE VOTE YOUR PROXY TODAY July 14, 2020 Dear Stockholders, According to our latest records, we have not received your voting instructions for the Annual Meeting of Stockholders of Menlo Therapeutics Inc., to be held on August 3, 2020. Your vote is extremely important, no matter how many shares you hold. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends that you vote FOR the election of the director nominees, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm, and FOR the approval and adoption of the Reverse Stock Split Amendment, as described in Proposals 1-3 of the Proxy Statement. If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 848-2998. On behalf of your Board of Directors, thank you for your cooperation and continued support. Sincerely, David Domzalski President and Chief Executive Officer THREE EASY WAYS TO VOTE Please call the toll-free number listed on your voting instruction form and follow the instructions provided. 1-800-454-8683 Please access the website listed on your voting instruction form and follow the instructions provided. www.proxyvote.com Please mark, sign, date and promptly return the voting instruction form in the postage-paid envelope provided.